CONSENT OF INDEPENDENT ACCOUNTANTS
                                    -------





We consent to the incorporation by reference in the registration statement of Microframe, Inc. on Form S-3 (File No. 333-09507) of our report dated May 27, 1997, on our audits of the consolidated financial statements of Microframe, Inc. as of March 31, 1997 and 1996, and for the years ended March 31, 1997 and 1996, which report included in this Annual Report on Form 10-KSB.



                                             /s/ Coopers & Lybrand LLP


New York, New York
June 18, 1997